UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 21, 2007

Date of Report (Date of earliest event reported)

Gentor Resources, Inc.

(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	333-130386 (Commission file number)	20-267977 (IRS Employer Identification Number)

571 Cedar Hills Road

Whitehall, Montana 59759

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(Address of principal executive offices)

(406) 287-3046

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(Registrant’s telephone number, including area code)

n/a

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(Former name or former address, if changes since last repot)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions (see General Instructions A.2. below):

[  ]  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communication pursuant to Rule 13e-4(c)under the Exchange Act (17 CFR 240.13e-4(c))

Cautionary Statement Regarding Forward-looking Statements

The Form 8-K may contain “forward looking” statements or statements which arguably imply or suggest certain things about our future.  Statements, which express that we “believe”, “anticipate”, “expect”, or “plan to”, as well as, other statements which are not historical fact, are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements are based on assumptions that we believe are reasonable, but a number of factors could cause our actual results to differ materially from those expressed or implied by these statements.  We do not intend to update these forward looking statements.

Section 3 - Securities and Trading Markets

Item 3.02.  Unregistered Sales of Equity Securities

On December 17, 2007, the Company sold an aggregate of 2,500,000 shares (the “Purchase Shares”) of its $.0001 par value common stock of the Company (the “Common Stock”) to the following purchasers (each a “Purchaser” and collectively, the “Purchasers”): (i) 1,000,000 shares of Common Stock to Sheldon Inwentash; (ii) 930,000 shares of Common Stock to BTR Global Prospector Trading Limited; (iii) 70,000 shares of Common Stock to BTR Global Prospector II Trading Limited; and (iv) 500,000 shares of Common Stock to Ghislain Teulinkgx.  Neither the Purchase Shares nor the sale thereof have be registered under the Securities Act of 1933, as amended (the “Securities Act”) and are “Restricted Securities”as such term is defined by Rule 144 under the Securities Act. The Company claims exemption from the registration provisions of the Securities Act with respect to the Purchase Shares so issued pursuant to Section 4(2) of the Securities Act (as no public offering was involved) and/or Regulation S under the Securities Act. The Company believes that each Purchaser has the knowledge and experience in financial matters such that each Purchaser is capable of evaluating the merits and risks of acquisition of the Purchase Shares.  All certificates representing the Common Stock of the Purchase Shares issued pursuant to the foregoing bear an appropriate legend restricting the transfer of such same, except in accordance with the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

Dated: December 21, 2007

Gentor Resources, Inc.

/s/ Lloyd J. Bardswich

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By: Lloyd J. Bardswich, President and principal executive officer